                  Steve Russell, Chairman,                          EXHIBIT 99.1
                  Paul Will, CFO
                  Celadon Group, Inc.
                  One Celadon Drive
                  Indianapolis, IN 46235-4207
                  317-972-7000


In Chicago:
Karl Plath or Brien Gately
847-296-4200


                      CELADON GROUP REPORTS FOURTH QUARTER
                              AND YEAR END RESULTS

INDIANAPOLIS, IN - AUGUST 13, 2003- Celadon Group, Inc. (NASDAQ-CLDN) today reported net income for the fourth quarter ended June 30, 2003, increased to $1.2 million, or $0.15 per diluted shares, compared with net income of $1.1 million, or $0.14 per diluted share in the prior year's comparable period. Income before income taxes for the quarter ended June 30, 2003 was $2.5 million, a 47 percent increase from the prior year's level of $1.7 million. Consolidated revenue for the three months ended June 30, 2003, was $92.0 million, a four percent decrease from the $96.0 million reported for the same period a year earlier. The decrease in revenue related to planned reductions in certain dedicated operations and business from our largest customer.

Net income for the fiscal year ended June 30, 2003, more than doubled to $3.6 million, or $0.45 per diluted share, including a non-cash charge of $0.9 million, or seven cents per share on a diluted basis, related to a new banking arrangement the company entered into September 2002. This result compares with net income of $1.7 million, or $0.22 per diluted share in prior fiscal year's results. Consolidated revenue for the fiscal year ended June 30, 2003 was $367.1 million, a 9 percent increase over the $337.0 reported for the same period a year earlier.

Celadon reduced its total balance sheet debt by 37 percent to $60.8 million at June 30, 2003 from $97.0 million at June 30, 2002.

Steve Russell, Chairman and Chief Executive Officer, indicated, "Since April 2001, every quarter's earnings per share have exceeded the prior year's comparable results. Increased rates, lower deadhead, and reduced administrative costs more than offset higher fuel and insurance costs during these periods. The first place Safety Award received from the American Trucking Association in March 2003 further represents a meaningful indication of the positive direction of the company. We have also been successful at continuing to shift our customer base from the automotive sector to consumer non-durables."

CONFERENCE CALL INFORMATION
An investor conference call is scheduled for Thursday, August 14th at 11:00 a.m. (Eastern). Stephen Russell and management will discuss the results of the quarter and year end. To listen and participate in a questions-and-answers exchange, simply dial (973) 935-8513 at least five minutes prior to the start time. Otherwise, you may listen to the call via website: http://www.viavid.net/detailpage.aspx?sid=00001669 . A replay will be available through August 28, 2003, by dialing (973) 341-3080 and entering playback pass code 4105869.

Celadon Group, Inc. is a truckload carrier headquartered in Indianapolis, that operates in the U.S., Canada and Mexico, and, is the majority owner of TruckersB2B, Inc., which is a provider of cost benefits to more than 15,000 member fleets. Please visit the company's websites at: www.celadongroup.com and www.truckersb2b.com.

The discussion set forth above as well as oral statements made by officers of the company relating thereto, may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such comments are based upon information currently available to management and management's perception thereof as of the date of this press release. Actual results of the company's operations could materially differ from those forward-looking statements. Such differences could be caused by a number of factors including, but not limited to, potential adverse affects of regulation; changes in competition and the effects of such changes; increased competition; change in fuel prices; changes in economic, political or regulatory environments; changes in the availability of a stable labor force; ability of the company to hire drivers meeting company standards; changes in management strategies; environmental or tax matters; and risks described from time to time in reports filed by the company with the Securities and Exchange Commission. Readers should take these factors into account in evaluating any such forward-looking statements.


                                - tables follow -

                     KEY FINANCIAL AND OPERATING STATISTICS

                                                         For the three months ended     For the fiscal year ended
                                                                  June 30,                      June 30,
                                                              2003         2002             2003         2002
                                                            --------     --------         --------     --------
($000S)
Truckload ..............................................    $ 90,089     $ 94,030         $359,883     $330,321
TruckersB2B ............................................       1,943        2,013            7,222        6,678
                                                            --------     --------         --------     --------
   Total Revenue .......................................    $ 92,032     $ 96,043         $367,105     $336,999

Operating expenses:
   Salaries, wages and employee benefits ...............      27,774       29,773          111,588      100,373
   Fuel ................................................      11,900       10,491           47,592       36,047
   Operating costs and supplies ........................       7,993        6,982           31,703       28,088
   Insurance and claims ................................       4,139        3,742           14,100       12,032
   Depreciation and amortization .......................       3,465        4,038           13,818       13,690
   Rent and purchased transportation ...................      26,726       30,450          110,061      112,144
   Cost of products and services sold ..................       1,202        1,273            4,545        4,062
   Professional and consulting fees ....................         645          497            2,515        1,663
   Communications and utilities ........................       1,091        1,055            4,160        3,903
   Permits, licenses and taxes .........................       1,846        1,946            7,484        6,821
   General, administrative and selling .................       1,621        2,149            6,805        7,631
                                                            --------     --------         --------     --------
     Total operating expenses ..........................      88,402       92,396          354,371      326,454

Operating income
   Truckload ...........................................    $  3,263     $  3,374         $ 11,522     $  9,659
   TruckersB2B .........................................         367          273            1,212          886
                                                            --------     --------         --------     --------
     Total operating income ............................    $  3,630     $  3,647         $ 12,734     $ 10,545

Other interest expense, net ............................       1,143        1,923            6,198        7,621
                                                            --------     --------         --------     --------
Income before income taxes .............................       2,487        1,724            6,536        2,924
Provision for income taxes .............................       1,272          633            2,948        1,215
                                                            --------     --------         --------     --------
     Net income ........................................    $  1,215     $  1,091         $  3,588     $  1,709
                                                            ========     ========         ========     ========
Earnings per Common Share:
   Diluted earnings Per Share ..........................    $   0.15        $0.14           $ 0.45        $0.22
   Basic earnings Per Share ............................    $   0.16        $0.14           $ 0.47        $0.22
Average Shares Outstanding:
   Diluted .............................................       7,994        8,000            8,035        7,753
   Basic ...............................................       7,694        7,652            7,688        7,611

                                                         For the three months ended     For the fiscal year ended
                                                                  June 30,                       June 30,
                                                              2003         2002             2003         2002
                                                            --------     --------         --------     --------
OPERATING STATISTICS (U.S./CANADA)
   Average revenue per loaded mile .....................      $1.275       $1.233           $1.266       $1.232
   Average revenue per total mile ......................      $1.183       $1.133           $1.169       $1.134
   Avg. revenue per tractor per week (*)................      $2,715       $2,674           $2,678       $2,626
   Average miles per tractor per week ..................       2,173        2,289            2,179        2,246
   Average tractors for period .........................       2,170        2,239            2,172        2,008

   Tractors at end of period (**) ......................       2,491        2,568            2,491        2,568
   Trailers at end of period (**) ......................       7,139        6,758            7,139        6,758

 *  INCLUDES FUEL SURCHARGE
**  INCLUDES MEXICO

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

A S S E T S                                                                 2003           2002
                                                                         ---------      ---------
Current assets:
    Cash and cash equivalents .......................................    $   1,088      $     299
    Trade receivables, net of allowance for doubtful accounts of
        $1,065 and $940 in 2003 and 2002, respectively ..............       44,182         54,796
    Accounts receivable -other ......................................        3,432          5,728
    Prepaid expenses and other current assets .......................        7,101          6,222
    Tires in service ................................................        4,714          4,181
    Deferred income taxes ...........................................        2,296          1,808
                                                                         ---------      ---------
        Total current assets ........................................       62,813         73,034
Property and equipment ..............................................      129,319        140,142
    Less accumulated depreciation and amortization ..................       52,352         45,164
                                                                         ---------      ---------
        Net property and equipment ..................................       76,967         94,978
Tires in service ....................................................        2,207          1,982
Goodwill ............................................................       16,702         16,702
Other assets ........................................................        3,384          3,335
                                                                         ---------      ---------
        Total assets ................................................    $ 162,073      $ 190,031
                                                                         =========      =========

L I A B I L I T I E S  A N D  S T O C K H O L D E R S'  E Q U I T Y

Current liabilities:
    Accounts payable ................................................    $   4,204      $   4,184
    Accrued expenses ................................................       11,074          9,460
    Accrued salaries and benefits ...................................        6,748          7,087
    Accrued insurance and claims ....................................        5,163          4,274
    Accrued owner-operator expense ..................................        2,728          3,599
    Accrued fuel expense ............................................        3,138          2,823
    Bank borrowings and current maturities of long-term debt ........        6,156          7,531
    Current maturities of capital lease obligations .................       13,684         21,120
    Income tax payable ..............................................          299             51
                                                                         ---------      ---------
        Total current liabilities ...................................       53,194         60,129
Long-term debt, net of current maturities ...........................       26,406         44,178
Capital lease obligations, net of current maturities ................       14,548         24,193
Deferred income taxes ...............................................       10,648          7,590
Minority interest ...................................................           25             25
Stockholders' equity:
    Preferred stock, $1.00 par value, authorized 179,985 shares; no
        shares issued and outstanding ...............................          ---            ---
    Common stock, $0.033 par value, authorized 12,000,000 shares
        issued 7,789,764 shares in 2003 and 2002 ....................          257            257
Additional paid-in capital ..........................................       60,092         60,044
Retained deficit ....................................................         (761)        (4,349)
Accumulated other comprehensive loss ................................       (1,947)        (1,581)
Treasury stock, at cost, 96,001 shares and 112,156 shares at
    June 30, 2003, and 2002, respectively ...........................         (389)          (455)
                                                                         ---------      ---------
        Total stockholders' equity ..................................      57, 252         53,916
                                                                         ---------      ---------
        Total liabilities and stockholders' equity ..................    $ 162,073      $ 190,031
                                                                         =========      =========